ATTACHMENT FOR CURRENT FILING OF N-SAR

SUB-ITEM 77I

The following new portfolios were added:

1.      Bond PS Series

2.      Strategic Allocation Trust

      3.   Lifestyle Balanced PS Series

      4.   Lifestyle Conservative PS Series

      5.   Lifestyle Growth PS Series

6.      Lifestyle Moderate PS Series

Bond PS Trust

Investment Objective

To seek income and capital appreciation.

Principal Investment Strategies

Under normal market conditions, the fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in a diversified mix of debt securities and instruments. There is no limit on the fund’s average maturity.

Eligible investments include, but are not limited to:

  U.S. Treasury and agency securities as well as notes backed by the Federal Deposit Insurance Corporation,
  Mortgage-backed securities, including mortgage pass-through securities, commercial mortgage-backed securities (“CMBS”) and collateralized mortgage obligations (“CMOs”),
  U.S. and foreign corporate bonds, and

•         Foreign government and agency securities.

The subadviser uses proprietary research and economic and industry analysis to identify specific bonds, bond sectors and industries that are attractively priced. Due to this process, the fund may have a higher than average portfolio turnover ratio which may affect performance results.

The foreign securities in which the fund invests may be denominated in U.S. dollars or foreign currency.

Use of Hedging and Other Strategic Transactions. The fund is authorized to use all of the various investment strategies referred to under “Additional Information About the Funds’ Principal Risks —Hedging, derivatives and other strategic transactions risk” including, but not limited to, U.S. Treasury futures and options, index derivatives, credit default swaps and forwards.

Strategic Allocation Trust

Investment Objective

To seek capital appreciation.

Principal Investment Strategies

Under normal market conditions, the fund invests in futures contracts, including futures on indexes of securities and on U.S. Treasury securities, fixed-income securities to cover such futures contracts and exchange-traded funds.

Eligible fixed-income investments include, but are not limited to:

  U.S. Treasury and agency securities as well as notes backed by the Federal Deposit Insurance Corporation,
  U.S. Treasury futures contracts,
  Mortgage-backed securities, including mortgage pass-through securities, commercial mortgage-backed securities (“CMBS”) andcollateralized mortgage obligations (“CMOs”),
  U.S. and foreign corporate bonds, and
  Foreign government and agency securities.

The foreign securities in which the fund invests may be denominated in U.S. dollars or foreign currency.

Use of Hedging and Other Strategic Transactions. The fund is authorized to use all of the various investment strategies referred to under “Additional Information About the Funds’ Principal Risks —Hedging, derivatives and other strategic transactions risk” including, but not limited to, futures and options contracts, forward foreign currency contracts and swaps including credit default swaps and total return swaps.

Lifestyle Balanced PS Series

Investment Objective

To seek a balance between a high level of current income and growth of capital, with a greater emphasis on growth of capital.

Principal Investment Strategies

The fund, except as otherwise described below, operates as a fund of funds and normally invests approximately 50% of its assets in underlying funds that invest primarily in equity securities or futures contracts on equity markets (the “Equity Allocation”) and approximately 50% of its assets in underlying funds that invest primarily in fixed-income securities (the “Fixed Income Allocation”). At the discretion of the subadviser, the Equity Allocation may also include direct investments in equity securities and the Fixed Income Allocation may also include direct investments in fixed-income securities. The subadviser may also determine in light of market or economic conditions that the normal percentage limitations should be exceeded to protect the fund or achieve its objective.

Within the prescribed percentage allocation, the subadviser selects the percentage level to be maintained in specific underlying funds. These allocations may be changed at any time by the subadviser.

The fund may invest in various underlying funds that as a group hold a wide range of equity type securities in their funds. These include small-,mid- and large-capitalization stocks, domestic and foreign securities (including emerging market securities) and sector holdings such as utilities and science and technology stocks. Each of these underlying funds has its own investment strategy which, for example, may focus on growth stocks or value stocks or may employ a strategy combining growth and income stocks and/or may invest in derivatives such as options on securities and futures contracts. The fund may also invest in underlying funds that purchase futures contracts on equity markets.

Certain of these underlying funds focus their investment strategy on fixed-income securities, which may include investment grade and below investment grade debt securities with maturities that range from short to longer term. The fixed-income underlying funds collectively hold various types of debt instruments such as corporate bonds and mortgage backed, government issued, domestic and international securities.

The fund may also invest in the securities of other investment companies including  exchange-traded funds (ETFs) and may make direct investments in other types of investments. See “Other Permitted Investments of the Fund of Funds.”

The fund bears its own expenses and, in addition, indirectly bears its proportionate share of the expenses of the underlying funds in which it invests.

Use of Hedging and Other Strategic Transactions. The fund is authorized to use all of the various investment strategies referred to under “Additional Information About the Funds’ Principal Risks —Hedging, derivatives and other strategic transactions risk.” The fund is not presently expected to invest significantly in derivatives although it may do so in the future.

Lifestyle Conservative PS Series

Investment Objective

To seek a high level of current income with some consideration given to growth of capital.

Principal Investment Strategies

The fund, except as otherwise described below, operates as a fund of funds and normally invests approximately 20% of its assets in underlying funds that invest primarily in equity securities or futures contracts on equity markets (the “Equity Allocation”) and approximately 80% of its assets in underlying funds that invest primarily in fixed-income securities (the “Fixed Income Allocation”). At the discretion of the subadviser, the Equity Allocation may also include direct investments in equity securities and the Fixed Income Allocation may also include direct investments in fixed-income securities. The subadviser may also determine in light of market or economic conditions that the normal percentage limitations should be exceeded to protect the fund or achieve its objective.

Within the prescribed percentage allocation, the subadviser selects the percentage level to be maintained in specific underlying funds. These allocations may be changed at any time by the subadviser.

The fund may invest in various underlying funds that as a group hold a wide range of equity type securities in their funds. These include small-mid- and large-capitalization stocks, domestic and foreign securities (including emerging market securities) and sector holdings such as utilities and science and technology stocks. Each of these underlying funds has its own investment strategy which, for example, may focus on growth stocks or value stocks or may employ a strategy combining growth and income stocks and/or may invest in derivatives such as options on securities and futures contracts. The fund may also invest in underlying funds that purchase futures contracts on equity markets.

Certain of these underlying funds focus their investment strategy on fixed-income securities, which may include investment grade and below investment grade debt securities with maturities that range from short to longer term. The fixed-income underlying funds collectively hold various types of debt instruments such as corporate bonds and mortgage backed, government issued, domestic and international securities.

The fund may also invest in the securities of other investment companies including exchange-traded funds (ETFs) and may make direct investments in other types of investments. See “Other Permitted Investments of the Fund of Funds.”

The fund bears its own expenses and, in addition, indirectly bears its proportionate share of the expenses of the underlying funds in which it invests.

Use of Hedging and Other Strategic Transactions. The fund is authorized to use all of the various investment strategies referred to under “Additional Information About the Funds’ Principal Risks —Hedging, derivatives and other strategic transactions risk.” The fund is not presently expected to invest significantly in derivatives although it may do so in the future.

Lifestyle Growth PS Series

Investment Objective

To seek long-term growth of capital. Current income is also a consideration.

Principal Investment Strategies

The fund, except as otherwise described below, operates as a fund of funds and normally invests approximately 70% of its assets in underlying funds that invest primarily in equity securities or futures contracts on equity markets (the “Equity Allocation”) and approximately 30% of its assets in underlying funds that invest primarily in fixed-income securities (the “Fixed Income Allocation”). At the discretion of the subadviser, the Equity Allocation may also include direct investments in equity securities and the Fixed Income Allocation may also include direct investments in fixed-income securities. The subadviser may also determine in light of market or economic conditions that the normal percentage limitations should be exceeded to protect the fund or achieve its objective.

Within the prescribed percentage allocation, the subadviser selects the percentage level to be maintained in specific underlying funds. These allocations may be changed at any time by the subadviser.

The fund may invest in various underlying funds that as a group hold a wide range of equity type securities in their funds. These include small-mid- and large-capitalization stocks, domestic and foreign securities (including emerging market securities) and sector holdings such as utilities and science and technology stocks. Each of these underlying funds has its own investment strategy which, for example, may focus on growth stocks or value stocks or may employ a strategy combining growth and income stocks and/or may invest in derivatives such as options on securities and futures contracts. The fund may also invest in underlying funds that purchase futures contracts on equity markets.

Certain of these underlying funds focus their investment strategy on fixed-income securities, which may include investment grade and below investment grade debt securities with maturities that range from short to longer term. The fixed-income underlying funds collectively hold various types of debt instruments such as corporate bonds and mortgage backed, government issued, domestic and international securities.

The fund may also invest in the securities of other investment companies including exchange-traded funds (ETFs) and may make direct investments in other types of investments. See “Other Permitted Investments of the Fund of Funds.”

The fund bears its own expenses and, in addition, indirectly bears its proportionate share of the expenses of the underlying funds in which it invests.

Use of Hedging and Other Strategic Transactions. The fund is authorized to use all of the various investment strategies referred to under “Additional Information About the Funds’ Principal Risks —Hedging, derivatives and other strategic transactions risk.” The fund is not presently expected to invest significantly in derivatives although it may do so in the future.

Lifestyle Moderate PS Series

Investment Objective

To seek a balance between a high level of current income and growth of capital, with a greater emphasis on income.

Principal Investment Strategies

The fund, except as otherwise described below, operates as a fund of funds and normally invests approximately 40% of its assets in underlying funds that invest primarily in equity securities or futures contracts on equity markets (the “Equity Allocation”) and approximately 60% of its assets in underlying funds that invest primarily in fixed-income securities (the “Fixed Income Allocation”). At the discretion of the subadviser, the Equity Allocation may also include direct investments in equity securities and the Fixed Income Allocation may also include direct investments in fixed-income securities. The subadviser may also determine in light of market or economic conditions that the normal percentage limitations should be exceeded to protect the fund or achieve its objective.

Within the prescribed percentage allocation, the subadviser selects the percentage level to be maintained in specific underlying funds. These allocations may be changed at any time by the subadviser.

The fund may invest in various underlying funds that as a group hold a wide range of equity type securities in their funds. These include small-mid- and large-capitalization stocks, domestic and foreign securities (including emerging market securities) and sector holdings such as utilities and science and technology stocks. Each of these underlying funds has its own investment strategy which, for example, may focus on growth stocks or value stocks or may employ a strategy combining growth and income stocks and/or may invest in derivatives such as options on securities and futures contracts. The fund may also invest in underlying funds that purchase futures contracts on equity markets.

Certain of these underlying funds focus their investment strategy on fixed-income securities, which may include investment grade and below investment grade debt securities with maturities that range from short to longer term. The fixed-income underlying funds collectively hold various types of debt instruments such as corporate bonds and mortgage backed, government issued, domestic and international securities.

The fund may also invest in the securities of other investment companies including exchange-traded funds (ETFs) and may make direct investments in other types of investments. See “Other Permitted Investments of the Fund of Funds.”

The fund bears its own expenses and, in addition, indirectly bears its proportionate share of the expenses of the underlying funds in which it invests.

Use of Hedging and Other Strategic Transactions. The fund is authorized to use all of the various investment strategies referred to under “Additional Information About the Funds’ Principal Risks —Hedging, derivatives and other strategic transactions risk.” The fund is not presently expected to invest significantly in derivatives although it may do so in the future.